                                                                  Exhibit (d)(1)








            =======================================================

             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                       WESTIN HOTELS LIMITED PARTNERSHIP

            =======================================================

                               TABLE OF CONTENTS

                                                                           PAGE
1.   DEFINITIONS ..........................................................   2

2.   CONTINUATION AND GOVERNANCE OF THE PARTNERSHIP .......................   7

     2.01  Continuation and Governance ....................................   7
     2.02  Name ...........................................................   7
     2.03  Principal Place of Business ....................................   7
     2.04  Name, Place of Residence, and Capital Contribution .............   7
     2.05  Term ...........................................................   8
     2.06  Registered Office and Agent for Service ........................   8

3.   BUSINESS OF THE PARTNERSHIP ..........................................   8

     3.01  Purpose of the Partnership .....................................   8
     3.02  Authority of the Partnership ...................................   8

4.   PARTNERS AND CAPITAL CONTRIBUTIONS ...................................   8

     4.01  Contributions by General Partner ...............................   8
     4.02  Contributions of Limited Partners ..............................   9
     4.03  Return of Capital Only From Partnership Assets .................   9
     4.04  Priority and Return of Capital .................................   9
     4.05  Withdrawal of Capital Contributions ............................   9
     4.06  Advances by General Partner ....................................   9

5.   CAPITAL ACCOUNTS .....................................................  10
     5.01  Establishment of Capital Accounts ..............................  10
     5.02  Determination of Capital Accounts ..............................  10

6.   CAPITAL CONTRIBUTIONS TO THE HOTEL PARTNERSHIPS; REIMBURSEMENT
     OF EXPENSES ..........................................................  10

     6.01  Capital Contributions to the Hotel Partnerships ................  10
     6.02  Reimbursement of Expenses ......................................  10

7.   ALLOCATIONS AND DISTRIBUTIONS ........................................  12

     7.01  Allocation of Taxable Income and Taxable Loss ..................  12
     7.02  Distribution of Net Cash Flow ..................................  14
     7.03  Allocation of Gain or Loss Resulting From Sale of Property .....  15
     7.04  Distribution of Proceeds from Interim Capital Transactions .....  17
     7.05  Distribution of Proceeds from a Final Capital Transaction ......  18
     7.06  Deficit Capital Accounts at Liquidation ........................  19


                                      (1)

8.   MANAGEMENT AND OPERATION OF BUSINESS.................................19

     8.01 General  Authority of the General Partner.......................19
     8.02 Specific Duties and Authority of the General Partner............19
     8.03 Limitations on Authority of the General Partner.................23
     8.04 Independent Activities..........................................24
     8.05 General Partner or Affiliates Dealing With the Partnership......24
     8.06 Potential Liability of the General Partner......................25
     8.07 Indemnification of General Partner and its Affiliates...........25
     8.08 Right of Notice and Opportunity to Purchase.....................26
     8.09 Power of Attorney...............................................28

9.   STATUS OF LIMITED PARTNERS...........................................29

     9.01 Limited Liability...............................................29
     9.02 Rights of Limited Partners......................................29
     9.03 Restrictions on Powers..........................................30
     9.04 Relationship with the General Partner...........................30
     9.05 Effect of Bankruptcy, Death or Incompetency
          of Limited Partner..............................................30

10.  CHANGES IN GENERAL PARTNER AND TRANSFERS OF ITS INTERESTS............31

     10.01 Sale or Transfer of the General Partner's Interest.............31
     10.02 Expulsion of the General Partner...............................31
     10.03 Withdrawal of General Partner..................................32
     10.04 Continuing Liability...........................................32
     10.05 Admission of Additional General Partner........................32
     10.06 Effect of Bankruptcy, Death, Dissolution, Incompetency,
           Withdrawal or Expulsion of a General Partner...................33

11.  TRANSFER OF LIMITED PARTNERS' INTERESTS; ADMISSION OF SUBSTITUTED
     LIMITED PARTNERS.....................................................33

     11.01 Transfer of Interests..........................................33
     11.02 Assignment; Substituted Limited Partners.......................35
     11.03 Joint Ownership of Interest....................................36

12.  BOOKS, RECORDS, ACCOUNTING, TAX ELECTIONS AND BANKING................36

     12.01 Books and Records..............................................36
     12.02 Custody of Partnership Funds; Bank Accounts....................37
     12.03 Accountants....................................................37
     12.04 Reports to Partners............................................37
     12.05 Fiscal Year....................................................38
     12.06 Tax Elections..................................................38

13.  SALE, DISSOLUTION AND LIQUIDATION....................................39

     13.01 Dissolution of Partnership.....................................39
     13.02 Winding Up and Distribution....................................39



                                      (2)

14.  AMENDMENTS.............................................................. 40

     14.01  General Provisions............................................... 40
     14.02  Limitations on Amendments........................................ 41
     14.03  Amendments on Admission or Withdrawal of a General Partner....... 41

15   GENERAL PROVISIONS...................................................... 42

     15.01  Arbitration...................................................... 42
     15.02  Burden and Benefit............................................... 42
     15.03  Notification..................................................... 42
     15.04  Method of Giving Consent......................................... 43
     15.05  Severability of Provisions....................................... 43
     15.06  Miscellaneous.................................................... 43

     SIGNATURES.............................................................. 43

     SCHEDULE A.............................................................. 43

                                      (3)

NOTE: FOR CALIFORNIA RESIDENTS, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

           ===========================================================
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        WESTIN HOTELS LIMITED PARTNERSHIP
           ===========================================================

This Amended and Restated Agreement of Limited Partnership is made and entered into as of December 31, 1986, and shall be effective for the fiscal year ending December 31, 1986, and thereafter, by and among WESTIN REALTY CORP., a Delaware corporation, as the sole General Partner ("General Partner"), and WESTIN REALTY CORP., a Delaware corporation, as the attorney-in-fact for the Limited Partners.

WHEREAS:

      A. A mistake exists in setting forth the percentages of depreciation deductions and/or Accelerated Cost Recovery System (ACRS) deductions allocable to (1) the Partners in the Agreement of Limited Partnership of Westin Hotels Limited Partnership, dated August 13, 1986, as amended ("Partnership Agreement"); (2) the partners in the Agreement of Limited Partnership of The Westin St. Francis Limited Partnership, dated August 13, 1986, as amended; and
(3) the partners in the Agreement of Limited Partnership of The Westin Chicago Limited Partnership, dated August 13, 1986, as amended (the Agreements of Limited Partnership for The St. Francis Limited Partnership and The Chicago Limited Partnership collectively are referred to hereinafter as the "Hotel Partnership Agreements");

      B. The General Partner desires to amend the Partnership Agreement pursuant to its power of attorney under Section 8.09 hereof in order to correct the mistake and to set forth the entire restated agreement governing the Partnership in a single instrument;

      C. The Hotel Partnership Agreements also will be corrected so that the amendment to the Partnership Agreement will not have any material effect upon the rights, obligations and duties of the Limited Partners hereunder;

      NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the parties agree that the Partnership Agreement is hereby amended to read in its entirety as follows:

1.    DEFINITIONS.

      For purposes of this Agreement, the following terms shall have the meanings set forth below:

            1.01 "Act." The Delaware Revised Uniform Limited Partnership Act, as amended to date, or corresponding provisions of subsequent legislation.

            1.02 "Adjusted Base Amount." At any specified time, the Base Amount,

                  (a) reduced by all amounts distributed to

                        (i) the General Partners to, but not including, such
                  specified time pursuant to (i) Section 7.04(f) or (ii) Section 7.05(c) in excess of those amounts necessary to provide the General Partner with a cumulative, but not compounded, annual l2% Return on the weighted average balance of its Adjusted Base Amount; or

                        (ii) to the Hotel General Partners to, but not
                  including, such specified time pursuant to the Agreements of Limited Partnership of the Hotel Partnerships, and

                  (b) increased by all amounts contributed to the Partnership by the General Partner pursuant to Section 4.01(a) to, but not including, such specified time.

            1.03 "Adjusted Capital Contribution." At any specified time, the Capital Contribution of any Limited Partner, or the Limited Partners, as a class, as the case may be, reduced by all amounts distributed to such Limited Partner, or the Limited Partners, as a class, as the case may be (to, but not including, such specified time) pursuant to:

                  (a) Section 7.04(d); or

                  (b) Section 7.05(c) in excess of those amounts necessary to provide the Limited Partner, or the Limited Partners as a class, with a cumulative, but not compounded, annual 12% Return on the weighted average balance of their Adjusted Capital Contribution.

            1.04 "Affiliate." An Affiliate of a specified Person means (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the specified Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by or under common control with the specified person; (d) any officer, director or partner of the specified Person; and
      (e) any Person of which the specified Person is an officer, director or partner.

            1.05 "Agreement." This Amended and Restated Agreement of Limited Partnership, as such may be amended, modified or supplemented from time to time.

            1.06 "Base Amount." $12,400,000.

            1.07 "Capital Account." The Capital Account of each Partner maintained and determined pursuant to Article 5.

            1.08 "Capital Contributions." For purposes of this Agreement and the Act (a) when used with reference to the Limited Partners as a class, the $135,600,000 agreed value of the assets contributed to the Partnership by Westin Realty Corp., as an original Limited Partner, as set forth in
      Section 4.02; and (b) when used with reference to the General Partner, the amount of money and the value of any property contributed by the General Partner as set forth in Section 4.01. The Capital Contribution of any particular Limited Partner is such Limited Partner's Proportionate Share of the Capital Contributions of the Limited Partners, as a class. For federal income tax purposes, the Capital Contributions of any Partner or any class of Partners, as the case may be, shall be determined by reference to the fair market value of the contributed property.

            1.09 "Certificate." The Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of Delaware, pursuant to the provisions of the Act, as amended from time to time.

            1.10 "Code." The Internal Revenue Code of 1954, as amended to date, or corresponding provisions of subsequent revenue laws.

            1.11 "Consent." The written consent of a Person to do the act or thing for which the consent is solicited, as provided in Section 15.04, or the act of granting such consent, as the context may require.

            1.12 "General Partner." Westin Realty Corp., and any other Person who is subsequently admitted to the Partnership as a General Partner in accordance with the terms of this Agreement.

            1.13 "Hotel Corporations." St. Francis Hotel Corporation and 909 North Michigan Avenue Corporation, current owners of the Hotel Properties.

            1.14 "Hotel Partnerships." The Westin St. Francis Limited Partnership, which will own the Westin St. Francis (San Francisco, California), and The Westin Chicago Limited Partnership, which will own the Westin Hotel (Chicago, Illinois). "Hotel Partnership" refers to any one of the Hotel Partnerships.

            1.15 "Hotel Properties." The real and personal (whether tangible or intangible) property including the land to be contributed to the Hotel Partnerships by the Hotel Corporations. "Hotel Property" refers to the real and personal property to be contributed to either of the Hotel Partnerships.

            1.16 "Incentive Management Fee." The Incentive Management Fee payable by a Hotel Partnership to Westin Hotel Company under the Management Agreement for the Hotel Property of such Hotel Partnership.

            1.17 "Interest." A Partner's interest in the Partnership as determined under the Act and this Agreement; provided, however, until John
      S. Calvert withdraws, he shall be deemed to hold a 1% interest in the Partnership.

            1.18 "Limited Partner." Any Person who is a Limited Partner in the Partnership (whether an original Limited Partner or a Substituted Limited Partner) at the time of reference thereto, in such Person's capacity as a Limited Partner in the Partnership.

            1.19 "Majority Vote of the Limited Partners." The Consent of the Limited Partners who collectively hold more than 50% of the Units.

            1.20 "Management Agreement." The separate agreement entered into between each Hotel Partnership and Westin Hotel Company, as manager, for the management of a Hotel Property.

            1.21 "Maximum Indebtedness." With respect to both Hotel Properties, fifty percent (50%) of the then appraised value of the Hotel Properties or $130,000,000, whichever amount is greater, or with respect to only one Hotel Property, fifty percent (50%) of the then appraised value of the Hotel Property or fifty percent (50%) of the appraised value of the Hotel Property as of January 31, 1986, whichever amount is greater. In all events, the appraised value as referred to herein is the value determined by an independent qualified real estate and hotel appraiser.

            1.22 "Minimum Gain." The meaning ascribed to that term in the proposed Treasury Regulations under Section 704(b) of the Code published in the Federal Register on March 9, 1983, as modified by any amended proposed Regulation or final Regulation.

            1.23 "Mortgage Loans." The loans in an aggregate amount of $116,150,000 to be made by the Teacher Retirement System of Texas to the Hotel Corporations and secured by the Hotel Properties.

            1.24 "Net Cash Flow." With respect to a fiscal period, all cash receipts and funds received by the Partnership (other than (i) Capital Contributions to the Partnership, (ii) the proceeds of any borrowing by the Partnership, including any borrowing on behalf of a Hotel Partnership,
      (iii) any amounts distributed to the Partnership from a

      Hotel Partnership from or as a result of any Sale or refinancing of a Hotel Partnership from or as a result of any Sale or refinancing of a Hotel Property, or the liquidation of any Hotel Partnership, (iv) any amounts distributed to the Partnership from a Hotel Partnership for deposit in the Partnership's cash management fund and representing working capital or other reserves of the Hotel Partnership, (v) the proceeds of the Sale or refinancing of the Partnership's limited partnership interest in any Hotel Partnership, or (vi) the proceeds of the liquidation of the Partnership) less the sum of the following to the extent made from such cash receipts or other funds received by the Partnership (other than the aforesaid funds and funds withdrawn from Partnership reserves therefor):

                  (a) all sums paid to lenders including, but not by way of
            limitation, all principal and interest payments on mortgages and other indebtedness of the Partnership or the Hotel Partnerships including all principal and interest payments on the Mortgage Loans (but not principal or interest payments on any Subordinated Loan);

                  (b) all cash expenditures incurred incident to the normal
            operation of the Partnership's business, including without limitation those expenses of the General Partner and its Affiliates reimbursed by the Partnership pursuant to the provisions hereof (but not including Incentive Management Fees);

                  (c) all cash contributed or advanced to or on behalf of the
            Hotel Partnerships, whether for capital improvements to, or renovation of, the Hotel Properties but not including cash contributed to a Hotel Partnership pursuant to Section 6.01; and

                  (d) such reserves as the General Partner in its sole
            discretion deems to be reasonably required for the proper operation of the Partnership's business;

            1.25 "Notification." A writing, containing the information required by this Agreement to be communicated to any Person, sent as provided in
      Section 15.03.

            1.26 "Partners." The General Partner and all Limited Partners, collectively, where no distinction is required by the context in which the term is used. The term "Partner" refers to any of the Partners.

            1.27 "Partnership." The limited partnership formed and continued pursuant to the Certificate and governed by this Agreement.

            1.28 "Person." Any individual, corporation, partnership, trust or other entity.

            1.29 "Proportionate Share." With respect to any Limited Partner's Capital Contribution or aliquot share of Net Cash Flow, Sale or Refinancing Proceeds, Taxable Income or Taxable Loss, as the case may be, the product of the total Capital Contributions of, or the total Net Cash Flow or Sale or Refinancing Proceeds distributable, or Taxable Income or Taxable Loss allocable, to the Limited Partners multiplied by a fraction the numerator of which is the number of Units owned by such Partner and the denominator of which is 135,600.

            1.30 "Prospectus." The Prospectus contained in the Registration Statement in effect at the time of reference thereto; except that if the Prospectus filed by the Partnership pursuant to Rule 424(b) or Rule 424(c) under the Securities Act of 1933 differs from the Prospectus contained in the Registration Statement in effect at such time, then the term "Prospectus" refers to the Rule 424(b) or Rule 424(c) Prospectus from and after the time it is mailed to the Securities and Exchange Commission for filing.

            1.31 "Registration Statement." The registration statement on file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for the registration of the Units to be sold by Westin Realty Corp. at the time such registration statement becomes effective; except that if the Partnership files a post-effective amendment to the Registration Statement or a new Registration Statement and the Prospectus included therein may be used by the Partnership pursuant to Rule 429 under the Securities Act of 1933 (or any corresponding provision of succeeding rules or regulations of the Securities and Exchange Commission), then the term "Registration Statement," from and after the declaration of the effectiveness of such post-effective amendment or such new Registration Statement, shall refer to the Registration Statement as amended by such post-effective amendment thereto or the then effective Registration Statement, as the case may be.

            1.32 "Return." When used with reference to a stated dollar amount (such as a $95 Return or a $150 Return), the stated dollar amount per Unit, or, after any distribution to the Limited Partners pursuant to
      Section 7.04(d) or Section 7.05(c), the product of the stated dollar amount multiplied by a fraction the numerator of which is the Adjusted Capital Contributions of the Limited Partners and the denominator of which is the Capital Contributions of the Limited Partners. When used with reference to a stated percentage (such as a 12% Return), the stated percentage of the Adjusted Capital Contribution of a Limited Partner, or of the Adjusted Capital Contributions of the Limited Partners as a class, as the case may be, in the case of the Limited Partners; or the stated percentage of the Adjusted Base Amount, in the case of the General Partner.

            1.33 "Sale." The sale, exchange, involuntary conversion, condemnation or other disposition of property by the Partnership or a Hotel Partnership.

            1.34 "Sale or Refinancing Proceeds." The net cash proceeds distributed to the Partnership from a Hotel Partnership from or as a result of any Sale or refinancing of the Hotel Property of such Hotel Partnership or the liquidation of any Hotel Partnership, any amount contributed to the Partnership by the General Partner pursuant to Section 4.01(a), or the net cash proceeds to the Partnership from the Sale of the limited partnership interests in a Hotel Partnership or the liquidation of the Partnership, after deducting (i) any expenses incurred in connection therewith, (ii) any amounts applied by the General Partner in its sole discretion towards the payment of any indebtedness of the Partnership or the Hotel Partnerships including payments of principal and interest on the Mortgage Loans (but not including payments of principal and interest on any Subordinated Loans or payment of Incentive Management
      Fees), (iii) the payment of any other expenses and (iv) the establishment of any reserves deemed reasonably necessary by such General Partner.

            1.35 "Subordinated Loan." A loan by the General Partner or any of its Affiliates made pursuant to, and governed by the terms of, Section 8.02(c) to provide funds to the Partnership for contribution by the Partnership to any Hotel Partnership for normal or extraordinary improvements to, or renovation of, or other capital expenditures relating to, the Hotel Property of such Hotel Partnership.

            1.36 "Substituted Limited Partner." A transferee of an Interest of a Limited Partner who has been admitted to the Partnership in accordance with the terms of this Agreement.

            1.37 "Taxable Income" or "Taxable Loss." The taxable income or taxable loss of the Partnership (including the Partnership's share of any taxable income or loss from the Hotel Partnerships) under the Code, including, without limitation, each item of Partnership income, gain, loss, deduction or credit (including any credit recapture), as determined in accordance with such methods of accounting as are permitted by the Code and selected by the General Partner.

            1.38 "Unit." After the withdrawal of John S. Calvert, a Unit will represent one one-hundred thirty-five thousand six hundredth (1/135,600) of the total Interests of the Limited Partners as a class, with each Unit representing a Capital Contribution of $1,000.

2.    CONTINUATION AND GOVERNANCE OF THE PARTNERSHIP.

      2.01 Continuation and Governance. The parties hereto, having formed the Partnership by filing the Certificate pursuant to the Act, hereby continue the limited partnership so formed and agree that the Partnership shall be governed pursuant to the provisions of the Act, on the terms and conditions set forth herein.

      2.02 Name. The name of the Partnership is Westin Hotels Limited
Partnership.

      2.03 Principal Place of Business. The principal place of business of the Partnership shall be The Westin Building, 2001 Sixth Avenue, Seattle, Washington 98121, or at such other location as may be determined by the General Partner upon written notice to the Limited Partners. In addition, the General Partner has the right to establish and maintain such other offices and places of business of the Partnership either within or without the State of Delaware as it may from time to time determine.

      2.04 Name, Place of Residence, and Capital Contribution. The names and addresses of each Limited Partner and General Partner, and the capital contributed by each of the Partners, are set forth on Schedule A which is attached hereto and incorporated herein by reference.

      2.05 Term. The term of the Partnership commenced on the date the Certificate was first filed in the Office of the Secretary of State of the State of Delaware and shall continue until December 31, 2036, unless sooner terminated in accordance with the provisions of this Agreement or as otherwise provided by law.

      2.06 Registered Office and Agent for Service. The registered agent of the Partnership for service of process on the Partnership shall be the Corporation Trust Company, having an office at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered office which the Partnership is required to maintain in the State of Delaware shall be the office of such agent at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.    BUSINESS OF THE PARTNERSHIP.

      3.01 Purpose of the Partnership. The purpose and character of the business of the Partnership is to invest in, own, operate, lease, sell and otherwise deal with the Hotel Properties by acquiring, holding, selling, exchanging or otherwise disposing of limited partnership interests in the Hotel Partnerships. The Partnership shall not engage in any other activity.

      3.02 Authority of the Partnership. In order to carry out its purpose and not in limitation thereof, the Partnership is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purpose, and for the protection and benefit of the Partnership, as permitted under the Act.

4.    PARTNERS AND CAPITAL CONTRIBUTIONS.

      4.01 Contributions by General Partner. Westin Realty Corp. shall serve as the General Partner and shall initially make only a nominal contribution to the capital of the Partnership as General Partner. The General Partner shall have no further obligation to make any Capital Contribution to the Partnership, except that

            (a) if a distribution is made to the general partner of a Hotel Partnership ("Hotel General Partner") pursuant to the Agreement of Limited Partnership of such Hotel Partnership, prior to such time as the Limited Partners in the Partnership have received distributions in an amount which, together with all prior distributions to the Limited Partners pursuant to Section 7.02 and 7.04, would result in their having received a cumulative, but not compounded, annual 12% Return on the weighted average balance of their Adjusted Capital Contributions and an amount equal to their Adjusted Capital Contributions, the General Partner shall contribute to the Partnership, in cash, an amount equal to the amount so distributed to the Hotel General Partner, and

            (b) if the General Partner is required to eliminate a deficit balance in its Capital Account, as required by Section 7.06, the General Partner shall contribute to the Partnership, in cash, such amount as may be required by Section 7.06.

      4.02 Contributions of Limited Partners. John S. Calvert and Westin Realty Corp. shall serve as the original Limited Partners. John S. Calvert shall contribute $20 to the Partnership. Westin Realty Corp. shall contribute to the Partnership 100% of the limited partnership interests it owns or will acquire in the Hotel Partnerships. The value of such contribution as determined by the General Partner is $135,600,000, for which Westin Realty Corp. shall receive 135,600 Units. Upon admission of any Substituted Limited Partner, John S. Calvert shall withdraw from the Partnership as a Limited Partner and his capital contribution shall be refunded to him; provided, however, that he may again become a Limited Partner in accordance with the provisions set forth herein. The Limited Partners, including the original Limited Partners and any and all Substituted Limited Partners, shall have no further obligation to make any Capital Contribution to the Partnership, except as provided in Section 4.05 below.

      4.03 Return of Capital Only From Partnership Assets. No Partner shall been titled to the return of any Capital Contribution out of any assets other than the assets of the Partnership and then only strictly in accordance with the provisions of this Agreement. No Partner, including the General Partner or any of its Affiliates, shall have any personal liability for the return or repayment for the Capital Contribution of any other Partner except as and to the extent required by Sections 4.01, 4.02 and 7.06.

      4.04 Priority and Return of Capital. Except as expressly provided for by the provisions of this Agreement, no Limited Partner shall have priority over any other Limited Partner, either as to the return of all or a portion of Capital Contributions or as to allocations of Taxable Income or Taxable Loss, or as to distributions of Net Cash Flow or Sale or Refinancing Proceeds.

      4.05 Withdrawal of Capital Contributions. Except as provided in Section 4.02, no Partner shall have the right to the withdrawal or reduction of its Capital Contribution. In accordance with the Act, a limited partner of a partnership may, under certain circumstances, be required to return to the partnership, for the benefit of partnership creditors, amounts previously returned or distributed to such partner as a return of capital and distributions wrongfully made to such limited partner. It is the intent of the Partners that no return or distribution to any Limited Partner of Net Cash Flow pursuant to
Section 7.02 or of Sale or Refinancing Proceeds pursuant to Section 7.04(d) or
Section 7.05(c) shall be deemed a return or withdrawal of capital, even if such return or distribution represents, for federal income tax purposes or otherwise (in whole or in part), a distribution of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Partnership's income, and that no Limited Partner shall be obligated to pay any such amount to, or for the account of, the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partner.

      4.06 Advances by General Partner. Although it is not presently contemplated, the General Partner, or any of its Affiliates, subject to the provisions of Section 8.03(b)(iii), may in its discretion advance funds to the Partnership for use in funding Partnership operations if the need therefor should occur. Any such advances shall be for purposes other than those which a

Subordinated Loan would be made pursuant to Section 8.02(c) and shall be for a period not to exceed three years which period, however, may be renewed at the end of each term. Notwithstanding the foregoing, as long as capital expenditures for a Hotel Property do not exceed the amount reserved for such expenditures pursuant to the Management Agreement for such Hotel Property advances can be made for any purpose. The aggregate amount of such advances shall become an obligation of the Partnership to the General Partner or Affiliate, and shall be paid with interest; provided that the per annum interest rate does not exceed the prime rate quoted by the Bank of America, N.T. & S.A., from time to time, plus one percentage point, compounded quarterly, or such lower rate as would be charged by an unrelated lending institution on a comparable loan for the same purpose.

5.    CAPITAL ACCOUNTS.

      5.01 Establishment of Capital Accounts. The Partnership shall establish and maintain a Capital Account for each Partner.

      5.02 Determination of Capital Accounts. The "Capital Account" for each Partner for federal income tax purposes shall be determined and maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) as amended from time to time.

6.    CAPITAL CONTRIBUTIONS TO THE HOTEL PARTNERSHIPS; REIMBURSEMENT OF EXPENSE.

      6.01 Capital Contributions to the Hotel Partnerships. The Partnership shall contribute to the capital of the Hotel Partnerships (i) cash in the amounts and at the times provided in Sections 7.02, 7.04 and 7.05 and (ii) any cash required to be contributed by the Partnership to any Hotel Partnership to eliminate a deficit balance in the Partnership's capital account under the terms of the Agreement of Limited Partnership of such Hotel Partnership.

      6.02 Reimbursement of Expenses. Subject to Section 12.04, the General Partner will be reimbursed by the Partnership for any direct or indirect expenses incurred in performing services for the Partnership or, on behalf of the Partnership, for any Hotel Partnership, including, but not limited to, the expenses set forth below.

            (a) The Partnership will reimburse the General Partner and its Affiliates for administrative expenses. Administrative expenses shall be the actual cost of goods, materials and administrative services used for or by the partnership whether incurred by the General Partners, Affiliates or nonAffiliates in performing the following general functions:

                  (i) Partnership accounting, which shall include without
            limitation the following: preparation and documentation of Partnership accounting and audits; preparation and documentation of budgets, economic surveys, projections of Taxable Income or Taxable Loss, cash flow and working capital requirements; preparation of regulatory and tax reports; costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; and costs of preparation and dissemination of informational material and documentation relating to potential Sale or refinancing of Hotel Properties or the Partnership's limited partnership interests in the Hotel Partnerships.

                  (ii) Investor communications, which shall include without
            limitation the following: initiation, review and approval of Partnership reports and communications to Limited Partners, including those filed with regulatory agencies; expenses in connection with cash distributions made by the Partnership to Limited Partners, and communications, bookkeeping and clerical work necessary in maintaining relations with Limited Partners, including the costs of design, production, printing and mailing reports of the Partnership, conducting elections in any circumstance requiring a vote of the Limited Partners, holding meetings with Limited Partners, and preparing proxy statements and soliciting proxies in connection therewith; and expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partner deems to be in the best interests of the Partnership.

                  (iii) Investor documentation, which shall include without
            limitation the following: printing, engraving and other expenses and taxes or fees in connection with the issuance, distribution, transfer, registration and recordation of documents evidencing ownership of Interests.

                  (iv) Legal services, which shall include without limitation the following: expenses of revising and amending the Partnership Agreement or Certificate or converting, modifying or terminating the Partnership or this Agreement; monitoring litigation, if any; and costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceeding conducted by any regulatory agency with regard to the Partnership, including legal and accounting fees in connection therewith, subject to the provisions of Section 8.07, and costs of qualifying or licensing the Partnership.

                  (v) Tax Services, which shall include without limitation the following: tax planning for the Partnership; preparation and documentation of Partnership state and federal tax returns; review of tax projections; and communications to Limited Partners and other matters specifically required as a "Tax Matters Partner" under the Code.

                  (vi) Computer services, which shall include without limitation the following: costs of any computer equipment, software license fees and maintenance, service bureau and other related professional fees and expenses used for or by the Partnership, including maintenance of investor records and processing of accounting records related to the Partnership.

                  (vii) Such other
            related administrative expenses as are necessary to the prudent operation of the Partnership.

            (b) Actual costs of goods and materials, as used in this Agreement, means the actual costs to the General Partner or its Affiliates of goods and materials used for or by the Partnership or the amount which the Partnership would be required to pay an independent third party for comparable goods and materials, if lower.

            (c) Actual costs of administrative services, as used in this Agreement, means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith. The costs for such services to be reimbursed to the General Partner or its Affiliates shall be at the General Partner's actual cost, or the amount which the Partnership would be required to pay an independent third party for comparable services in the same geographic location, if lower. The General Partner and its Affiliates shall not be reimbursed for (i) depreciation, utilities, capital equipment and other administrative items (except that the General Partner and its Affiliates may be reimbursed for computer time expenses incurred solely in connection with the administration of the Partnership); and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling persons of the General Partner or its Affiliates (except that the General Partner and its Affiliates may be reimbursed for travel expenses incurred in extraordinary circumstances). For purposes of this Section 6.02(c)(ii), "controlling person" means: the Chairman or any member of the Board of Directors; executive management, including the President, Vice-Presidents and Executive Vice-Presidents, the Secretary and the Treasurer; and any Person holding 5% or more of the voting securities of the General Partner or any of its Affiliates.

            (d) Notwithstanding the above, the Partnership shall not reimburse the General Partner for the expenses related to services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee (including the Incentive Management Fee). It is the intent of this Agreement that the General Partner and its Affiliates shall be reimbursed only for costs and expenses which are in addition to those normally incurred by Westin Hotel Company and its Affiliates as part of their hotel management and marketing services and for which Westin Hotel Company and its Affiliates have not received compensation or have not been reimbursed under the terms of any Management Agreement.

            (e) Expenses of the Partnership shall be billed directly to and paid by the Partnership, and, except as permitted by this Section 6.02, no reimbursements shall be made therefor to the General Partner or any of its Affiliates.

7.    ALLOCATIONS AND DISTRIBUTIONS.

      7.01 Allocation of Taxable Income and Taxable Loss. All Taxable Income and Taxable Loss (excluding Taxable Income and Taxable Loss arising out of the Sale of a Hotel Property, or from the liquidation of a Hotel Partnership, or from the Sale of the Partnership's interest in a Hotel Partnership or from the liquidation of the Partnership) for any fiscal year of the Partnership shall be allocated to the Partners' pro rata in proportion to the Net Cash Flow distributable to such Partners with respect to such fiscal year, as set forth in
Section 7.02 (it being understood that Net Cash Flow contributed to any Hotel Partnership by the Partnership pursuant to Sections 7.02(b), (c) or (d) is not distributed or distributable to any Partner and does not affect allocations of Taxable Income or Taxable Loss); provided, however, that

            (a) depreciation deductions and/or Accelerated Cost Recovery System
      (ACRS) deductions allocated to the Partnership from the Hotel Partnerships shall be allocated 7.4545% to the General Partner and 92.5455% to the Limited Partners; provided, however, that if the amounts so allocated to the General Partner are in excess of said General Partner's basis in the Partnership at the end of the Partnership's taxable year, such excess shall, subject to Section 7.01(b), be directly allocated to the Hotel General Partners by the Hotel Partnerships to the extent that the deductibility thereof by the Hotel General Partners is not so limited;

            (b) the General Partner shall be allocated at least 1% of Taxable Income and Taxable Loss;

            (c) if there is no distributable Net Cash Flow with respect to the fiscal year, subject to Section 7.01(a), such Taxable Income or Taxable Loss shall be allocated 99% to the Limited Partners and 1% to the General Partner;

            (d) notwithstanding Sections 7.01(a) through (c), as of the end of any fiscal year of the Partnership, the cumulative Taxable Loss allocated to the Limited Partners shall be equal to that which would have been allocated to such Limited Partners under this Agreement and the Agreements of Limited Partnership of the Hotel Partnerships, combined, prior to their amendment and restatement as of December 31, 1986;

            (e) if at the end of any fiscal year of the Partnership (i) any Limited Partner has a deficit Capital Account balance resulting in whole or in part from the allocation of Taxable Loss (or items thereof) attributable to nonrecourse debt which is secured by the Hotel Properties, and (ii) the aggregate of the deficit Capital Account balances of all such Limited Partners exceeds the Minimum Gain, then all Taxable Income for such period shall be allocated first to such Limited Partners pro rata in proportion to their deficit Capital Account balances until all available Taxable Income shall have been allocated or until the aggregate deficit Capital Account balances of all such Limited Partners shall have been reduced to an amount not greater than the Minimum Gain;

            (f) there shall not be allocated to any Limited Partner Taxable Loss as a result of which there would be a deficit balance in such Limited Partner's Capital Account in excess of the deficit permitted by application of the Minimum Gain rule described in Section 7.01(e) as of the end of the fiscal year of the Partnership to which such allocation relates. In determining whether such allocation causes or increases a deficit balance in any Limited Partner's Capital Account as of the end of the fiscal year of the Partnership, such Limited Partner's Capital

      Account shall first be reduced for distributions that, as of the end of such year, reasonably are expected to be made to such Limited Partner, but only to the extent they exceed offsetting increases to such Limited Partner's Capital Account and that reasonably are expected to occur during (or prior to) the fiscal years of the Partnership in which such distributions reasonably are expected to be made;

            (g) if during any fiscal year of the Partnership any Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(5) or (6), there shall be allocated to such Partner items of Taxable Income in an amount and manner sufficient to eliminate (or in the case of a Partner who is obligated to contribute a deficit capital account balance after liquidation pursuant to Section 7.06, to reduce to the required amount of such contribution) such Partner's deficit Capital Account balance as quickly as possible;

            (h) under Regulations prescribed by the Secretary of the Treasury pursuant to Section 704(c) of the Code, items of Taxable Income and Taxable Loss with respect to property contributed to the Partnership by a Partner shall be shared among Partners so as to take account of the variation between the basis of the property to the Partnership and its fair market value at the time of contribution; and

            (i) in the event that a Partner acquires, sells or exchanges an Interest during the taxable year or that such Partner's aggregate Interest is reduced (whether by admission of a Substituted Limited Partner or otherwise), such Partner's Proportionate Share of Taxable Income or Taxable Loss for such year shall be adjusted to take into account the varying interest of that Partner in the Partnership during the taxable year (such determination to be made by the General Partner in accordance with a convention not prohibited by Section 706(d) of the Code and the Regulations thereunder).

      7.02 Distribution of Net Cash Flow. Net Cash Flow for each fiscal year of the Partnership shall be distributed by the General Partner to the Partners not less frequently than quarterly. The General Partner shall determine the amounts of Net Cash Flow to be distributed to the Partners as follows:

            (a) 100% of the Net Cash Flow then being distributed shall be paid to the Limited Partners in accordance with their respective Proportionate Shares of Net Cash Flow until, with respect to such fiscal year, the Limited Partners have received an amount equal to an annual noncumulative
      3.6 mil. Return per Unit;

            (b) 100% of any remaining Net Cash Flow then being distributed shall be contributed by the Partnership to the capital of the Hotel Partnerships, pro rata in proportion to the Incentive Management Fees payable by the Hotel Partnerships with respect to such fiscal year, until the Partnership shall have contributed to the Hotel Partnerships an amount equal to 50% of the aggregate Incentive Management Fees payable by the Hotel Partnerships with respect to such fiscal year;

            (c) subject to the proviso to subsection (f) below, 70% of any remaining Net Cash Flow then being distributed shall be paid to the Limited Partners in accordance with their respective Proportionate Shares of Net Cash Flow and 30% shall be contributed by the Partnership to the capital of the Hotel Partnerships, pro rata in proportion to the aggregate amounts of current Incentive Management Fees then payable by the Hotel Partnerships, until such aggregate amounts of current Incentive Management Fees then payable by the Hotel Partnerships are paid;

            (d) subject to the proviso to subsection (f) below, 70% of any remaining Net Cash Flow then being distributed shall be paid to the Limited Partners in accordance with their respective Proportionate Shares of Net Cash Flow and 30% shall be contributed by the Partnership to the capital of the Hotel Partnerships, pro rata in proportion to the aggregate amounts of deferred Incentive Management Fees then payable by the Hotel Partnerships, until such aggregate amounts of deferred Incentive Management Fees then payable by the Hotel Partnerships are paid;

            (e) subject to the proviso to subsection (f) below, 70% of any remaining Net Cash Flow then being distributed shall be paid to the Limited Partners in accordance with their respective Proportionate Shares of Net Cash Flow and 30% shall be paid to the General Partner until the General Partner shall have received pursuant to this subsection (e) an amount equal to the sum of (i) all payments of deferred Incentive Management Fees made during any fiscal years prior to the time the Limited Partners have received an annual noncumulative $150 Return per Unit during such fiscal years and (ii) 60% of all payments of deferred Incentive Management Fees made during any fiscal years after the time the Limited Partners have received an annual noncumulative $150 Return per Unit during such fiscal years;

            (f) thereafter, 70% of any remaining Net Cash Flow then being distributed shall be paid to the Limited Partners in accordance with their Proportionate Shares of Net Cash Flow, and 30% shall be paid to the General Partner; provided, however, that at any time during any such fiscal year that the Limited Partners shall have received an amount equal to an annual noncumulative $150 Return per Unit, then the 70%/30% apportionment in subsections (c), (d) and (e) of this Section 7.02 shall be replaced with a 50%/50% apportionment.

      Notwithstanding the foregoing, in the event that at the time of any distribution of Net Cash Flow neither Westin Realty Corp. nor any of its Affiliates is a General Partner as a result of expulsion pursuant to Section 10.02, all Net cash Flow then being distributed shall be contributed by the Partnership to the capital of the Hotel Partnerships (before any of the foregoing applications) until the Partnership shall have contributed to the Hotel Partnerships an amount equal to all current and deferred Incentive Management Fees then payable by the Hotel Partnerships.

      7.03 Allocation of Gain or Loss resulting from Sale of Property. In the event the Partnership realizes Taxable Income or Taxable Loss from the Sale of a Hotel Property, or from the liquidation of a Hotel Partnership, or from the Sale of the Partnership's limited partnership interest in a Hotel

Partnership, or from the liquidation of the Partnership, such Taxable Income (hereinafter the "Gain on Sale") and Taxable Loss (hereinafter the "Loss on Sale") shall be allocated among the Partners as follows:

            (a) the Gain on Sale shall be allocated

                  (i) to those Partners with deficit balances in their Capital
            Accounts resulting in whole or in part from allocations of Taxable Loss (or items thereof) attributable to nonrecourse indebtedness secured by the Hotel Properties, pro rata in proportion to their deficit Capital Account balances, until all available Gain on Sale is so allocated or until the aggregate deficit Capital Account balances of all such Partners is reduced to an amount not greater than the Minimum Gain;

                  (ii) to those Partners who have deficit balances in their
            Capital Accounts, pro rata in proportion to such deficit balances until such deficit balances shall have been eliminated and the balances in their Capital Accounts shall have been restored to zero;

                  (iii) to the Limited Partners until their positive Capital
            Account balances equal an amount which if distributed to them, together with all prior cash distributions to the Limited Partners pursuant to Sections 7.02 and 7.04, would result in their having received a cumulative, but not compounded, annual 12% Return on the weighted average balance of their Adjusted Capital Contributions and an amount equal to their Adjusted Capital Contributions;

                  (iv) to the General Partner until its positive Capital Account balance equals an amount which if distributed to it, together with all prior cash distributions to the General Partner pursuant to
            Section 7.02 and 7.04, would result in the General Partner's having received a cumulative, but not compounded, annual 12% Return on the weighted average balance of its Adjusted Base Amount and an amount equal to its Adjusted Base Amount; and

                  (v) thereafter, 70% to the Limited Partners in accordance with their respective Proportionate Shares of Gain on Sale and 30% to the General Partner.

      In determining the size of the deficit balance in a Partner's Capital Account and the amount of the Gain on Sale that must be allocated to restore such Capital Account to zero, distributions of Sale or Refinancing Proceeds resulting from the transaction that produced the Gain on Sale and any allocations made pursuant to the provisions of this Section 7.03 shall be disregarded.

            (b) In the event that the Gain on Sale to be allocated under this
      Section 7.03 includes an ordinary income element by reason of Sections 1245 or 1250 of the Code, then the gain allocated to each Partner under this Section 7.03 shall be characterized as ordinary income in accordance with each Partner's varying interest in Taxable Income or Taxable Loss of the Partnership during the taxable years in which the deductions were claimed which gave rise to the recapture liability.

            (c) Any Loss on Sale shall be allocated to the Partners who have positive balances in their Capital Accounts, pro rata in proportion to such positive balances.

            (d) In the event that a Limited Partner acquires, sells or exchanges an Interest during the taxable year or that its aggregate Interest is reduced (whether by admission of a Substituted Limited Partner or otherwise), such Limited Partner's Proportionate Share of Taxable Income or Taxable Loss for such year shall be adjusted to take into account the varying interest of that Limited Partner in the Partnership during the taxable year (such determination to be made by the General Partner in accordance with a convention not prohibited by Section 706(d) of the Code and the Regulations thereunder).

      7.04 Distribution of Proceeds from Interim Capital Transactions. Sale or Refinancing Proceeds received in any fiscal year of the Partnership from are financing of a Hotel Property or a Sale of a Hotel Property or the Partnership's interest in a Hotel Partnership or liquidation of a Hotel Partnership which does not result in the liquidation of the Partnership shall be distributed by the General Partner in the following order of priority:

            (a) all Sale or Refinancing Proceeds then being distributed shall be applied to payment in full of the principal of and interest on any Subordinated Loans related to the Hotel Partnership affected by any of the aforementioned events (the "Subject Hotel Partnership");

            (b) any remaining Sale or Refinancing Proceeds then being distributed shall be contributed by the Partnership to the capital of the Subject Hotel Partnership until the Partnership shall have contributed to the Subject Hotel Partnership an amount equal to all current and deferred Incentive Management Fees then payable by the Subject Hotel Partnership.

            (c) any remaining Sale or Refinancing Proceeds then being distributed shall be paid to the Limited Partners in accordance with their respective Proportionate Shares of Sale or Refinancing Proceeds until, together with all prior cash distributions to the Limited Partners under
      Section 7.02 and this Section 7.04(c), they shall have received a cumulative, but not compounded, annual 12% Return on the weighted average balance of their Adjusted Capital Contributions;

            (d) any remaining Sale or Refinancing proceeds then being distributed shall be paid to the Limited Partners in accordance with their Proportionate Shares of Sale or Refinancing Proceeds until they shall have received an amount equal to their Adjusted Capital Contributions;

            (e) any remaining Sale or Refinancing Proceeds then being distributed shall be paid to the General Partner until, together with all prior cash distributions to the General Partner pursuant to Section 7.02 and this Section 7.04(e), it shall have received a cumulative, but not compounded, annual 12% Return on the weighted average balance of its Adjusted Base Amount;

            (f) any remaining Sale or Refinancing Proceeds then being distributed shall be paid to the General Partner until it shall have received an amount equal to its Adjusted Base Amount reduced by any amounts distributed to the Hotel General Partners pursuant to the Agreements of Limited Partnership of the Hotel Partnerships at such specified time; and

            (g) thereafter, 70% of any remaining Sale or Refinancing Proceeds then being distributed shall be paid to the Limited Partners in accordance with their respective Proportionate Shares of Sale or Refinancing Proceeds and 30% shall be paid to the General Partner.

      7.05 Distribution of Proceeds from a Final Capital Transaction. Sale or Refinancing Proceeds received in any fiscal year of the Partnership from a Sale or refinancing of one or both Hotel Properties, or a Sale of Partnership's interest in one or both Hotel Partnerships, or a liquidation of one or both Hotel Partnerships which results in the liquidation of the Partnership shall be distributed by the General Partner in the following order of priority:

            (a) all Sale or Refinancing Proceeds then being distributed shall be applied to payment in full of the principal of and interest on any Subordinated Loans related to the Hotel Partnership affected by any of the aforementioned events (the "Subject Hotel Partnership");

            (b) any remaining Sale or Refinancing Proceeds then being distributed shall be contributed by the Partnership to the capital of the Subject Hotel Partnership until the Partnership shall have contributed to the Subject Hotel Partnership an amount equal to all current and deferred Incentive Management Fees then payable by the Subject Hotel Partnership; and

            (c) any remaining Sale or Refinancing Proceeds then being distributed shall be paid to the Partners who have positive balances in their Capital Accounts pro rata in proportion to such positive Capital Account balances, provided, however, that if, at such time, a Private Letter Ruling has been obtained from the Internal Revenue Service which would so permit, without affecting the allocations of Taxable Income or Taxable Loss to any of the Partners in prior years, then until the Limited Partners have been distributed an amount which, together with all prior distributions to the Limited Partners pursuant to Sections 7.02 and 7.04, would result in their having received a cumulative, but not compounded, annual 12% Return on the weighted average balance of their Adjusted Capital Contributions and an amount equal to their Adjusted Capital Contributions, any distribution to the General Partner shall not exceed the lesser of:

                  (i) the amount of its positive Capital Account Balance, or

                  (ii) 1% of the total amount being distributed to the Partners pursuant to this Section 7.05(c).

      Distributions pursuant to this Section 7.05(c) shall be made by the end of the taxable year of the liquidation or within 90 days after the date of such liquidation, whichever is later.

      7.06 Deficit Capital Accounts at Liquidation. It is understood and agreed that one purpose of Section 7.04 is to insure that none of the Partners has a deficit Capital Account balance after liquidation and to insure that all allocations under this Article 7 have substantial economic effect. The Partners and the Partnership do not intend or expect that any Limited Partner will have a deficit Capital Account balance after liquidation and, notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement shall be construed and interpreted to give effect to such intention. If for any reason, the General Partner has a deficit Capital Account balance after liquidation, the General Partner will be deemed to have received unexpected and unintended deductions or distributions to the extent of such deficit Capital Account balance and shall be obligated to contribute to the Partnership at such time cash in an amount equal to the lesser of (i) the deficit balance in such Capital Account, or (ii) the aggregate amount distributed or distributable to the Hotel General Partners pursuant to Article 7 of the Agreements of Limited Partnership of the Hotel Partnerships, reduced by all Capital Contributions of the General Partner to, but not including, such specified time. Such contribution shall be made by the end of the taxable year of liquidation or 90 days after the date of such liquidation, whichever is later. Thereafter, such cash shall be distributed to those Limited Partners with positive Capital Account balances pro rata in proportion to such positive Capital Account balances.

8.    MANAGEMENT AND OPERATION OF BUSINESS.

      8.01 General Authority of the General Partner. Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Partnership. The General Partner shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law.

      8.02 Specific Duties and Authority of the General Partner.

            (a) The General Partner shall devote such time to the Partnership as shall be reasonably required in order to discharge its obligations to the Partnership. Subject to Section 8.05, the General Partner may delegate any or all of its powers, rights and obligations under this Agreement, and may appoint, contract or otherwise deal with any Person, including employees of its Affiliates, to perform any acts or services for the Partnership as the General Partner may approve. Without limitation on any power that may be conferred upon it by law, and except as hereinafter stated and subject to the limitations in Section 8.01, the General Partner shall have the power to:

                  (i) make and enter into such contracts as the General Partner deems reasonably necessary for the efficient conduct and operation of the Partnership business;

                  (ii) compromise, submit to arbitration, sue on or defend all claims in favor of or against the Partnership;

                  (iii) make and revoke any election permitted the Partnership by any taxing authority;

                  (iv) do all acts the General Partner deems necessary or
            appropriate for the protection and preservation of the Partnership assets;

                  (v) make distributions and allocations to the Partners in
            accordance with Article 7 of this Agreement;

                  (vi) resolve all questions relating to potential conflicts of interest between the Partnership and the General Partner, or any of its Affiliates, in accordance with the General Partner's fiduciary duty;

                  (vii) execute on behalf of the Partnership any documents or of any kind that the General Partner may deem appropriate or advisable to carry out the purposes of the Partnership;

                  (viii) make all payments required of the Partnership under the terms of this Agreement, including such payments and reimbursements as the General Partner, or any of its Affiliates, may be entitled to receive under the terms of this Agreement;

                  (ix) contest any determination by the Internal Revenue Service which the General Partner deems to be adverse to the best interests of the Partnership, and in such regard, the General Partner is designated as the "Tax Matters Partner" for the Partnership;

                  (x) invest Partnership funds, on a temporary basis pending distribution, in U.S. government securities, securities issued or guaranteed by U.S. government agencies, securities issued or guaranteed by state or municipalities, certificates of deposit and time or demand deposits in commercial banks, banker's acceptances, savings and loan associations deposits or deposits in members of the Federal Home Loan Bank System, such interest-bearing or non-interest bearing investment, including, without limitation, firm repurchase agreements for direct obligations of the United States of America or any instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged or commercial paper rated A-1 or better by Standard & Poor's Corporation or prime-1 or better by NCO/Moody's Commercial Paper Division of Moody's Investor's Service, Inc., or the successor to either of them, as shall reasonably be designated by the General Partner;

                  (xi) establish such banking relationships as the General
            Partner deems necessary to manage short term liquidity requirements and, subject to the provisions of Section 12.02, open, maintain and close bank accounts and draw checks and other orders for the payment of money;

                  (xii) engage such independent attorneys, accountants,
            appraisers or such other experts and advisers as the General Partner may deem necessary or advisable;

                  (xiii) subject to the provisions of Section 8.03, borrow money on behalf of the Partnership and make, accept, endorse and execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness and secure the payment of any Partnership indebtedness by mortgage, pledge or assignment of or security interest in all or any part of the property then owned or thereafter acquired by the Partnership;

                  (xiv) commence or defend litigation that pertains to the
            Partnership or any Partnership assets, and arrange for the settlement of any pending or threatened litigation, by or against the Partnership, through compromise, arbitration or otherwise;

                  (xv) sell, transfer, assign or otherwise dispose of any assets belonging to the Partnership, in whole or in part, and take such action without obtaining any further Consent or approval from the Partners, except that any Sale of the Partnership's limited partnership interest in a Hotel Partnership shall be subject to (A) Westin Hotel Company's right of notice and opportunity to purchase as set forth in Section 8.08, (B) the provisions of Section 8.03 and
            (C) in the case of a sale to the General Partner or any of its Affiliates, the procurement of a letter of opinion at the General Partner's or Affiliate's own expense, as the case may be, from an "independent and qualified adviser" (as that term is defined in Comment V.A. 3(b) of the Statement of Policy regarding Real Estate Programs of the North American Securities Administrators Association, Inc. currently in effect) that the terms of such sale are fair and at least as favorable to the Partnership as a sale to an unaffiliated purchaser in similar circumstances;

                  (xvi) take any and all action on behalf of the Partnership as may be necessary in order to meet the obligations or exercise the rights the Partnership may have as a limited partner in the Hotel Partnerships, except that the Partnership's Consent to sell any Hotel Property shall be subject to (A) Westin Hotel Company's right of notice and opportunity to purchase as set forth in Section 8.08 and (B) the provisions of Section 8.03;

                  (xvii) submit, from time to time, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator; and

                  (xviii) call a meeting of Limited Partners from time to time as the General Partner deems necessary or advisable. No Person dealing with the General Partner shall be required to determine its authority to make any undertaking or to execute any instrument on behalf of the Partnership, nor to determine any fact or circumstances bearing upon the existence of such authority, and all such undertakings or instruments shall contain such provisions as the General Partner may deem appropriate or expedient.

            (b) The General Partner shall use its best efforts to maintain its net worth at a level sufficient to assure that, under applicable present and future requirements set by statute (including the Code), the Internal Revenue Service (including Rev. Proc. 72-13, to the extent applicable) or the courts, the Partnership will not fail to be classified as a partnership for tax purposes on account of the insufficient net worth of the General Partner, and, further, that the General Partner shall also use its best efforts to cause Westin Hotel Company to contribute additional capital to the General Partner so that the General Partner will at all times have a net worth sufficient to meet all present or future requirements of the Code to assure that the Partnership will be classified as a partnership for tax purposes.

            (c) If any Hotel Partnership shall require funds for normal or extraordinary improvements to, or renovation of, or other capital expenditures relating to, its Hotel Property and such financing is not available from unaffiliated lenders on terms the General Partner determines to be commercially reasonable and in the best interest of the Partnership, the General Partner may, subject to the terms of this Section 8.02(c), loan such funds to the Partnership for contribution to such Hotel Partnership to fund such expenditures. Such loans shall bear interest compounded quarterly at an annual rate equal to the prime rate quoted by the Bank of America, N.T. & S.A., from time to time, plus one percentage point or such lower rate as would be charged by an unrelated lending institution on a comparable loan for the same purpose and in the same locality as the Hotel Property for which the loan is made. Such interest shall accrue and shall be paid, together with the principal amount of such loan, at the earlier to occur of (i) the fifteenth (15th) anniversary of such loan and (ii) as provided in Sections 7.04 and 7.05, the Sale of such Hotel Property, the liquidation of such Hotel Partnership, or the Sale of the Partnership's interest in such Hotel Partnership or the liquidation of the Partnership. In addition, prepayment charge or penalty will be required.

            (d) Beginning in 1994, the General Partner in cooperation with the Hotel Partnerships and on behalf of the Partnership will actively review opportunities to sell or refinance the Hotel Properties or the Partnership's interest in the Hotel Partnerships and to act upon such opportunity to the extent that the General Partner and the Hotel Partnerships reasonably believe that such action is in the best interests of the Partnership and the Hotel Partnerships. By the end of 2001, however, the General Partner, in cooperation with the Hotel Partners and on behalf of the Partnership, will use its best efforts to sell or refinance the Hotel Properties or the Partnership's interest in the Hotel Partnerships.

            (e) Notwithstanding any other provision of this Agreement, [THE] following transactions are expressly prohibited:

                  (i) the Partnership shall not make any loans to the General
            Partner or any of its Affiliates other than the Hotel Partnerships;

                  (ii) the Partnership shall not give the General Partner or any of its Affiliates an exclusive right to sell or exclusive employment to sell or refinance the Hotel Properties for the Hotel Partnerships or the Partnership's interests in the Hotel Partnerships;

                  (iii) no rebates or "give ups" may be received by the General
            Partner nor any of its Affiliates, nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement;

                  (iv) the Partnership shall not pay refinancing fees or sales commissions to the General Partner or any of its Affiliates in connection with refinancing or Sale of one or both of the Hotel Properties; and

                  (v) the Partnership shall not commit less than 80% of the
            Capital Contributions of the Limited Partners to acquisition of interests in the Hotel Properties.

      8.03 Limitations on Authority of General Partner.

            (a) Without the Consent of all the Limited Partners the General Partner shall not have the authority to:

                  (i) do any act in contravention of this Agreement;

                  (ii) except as otherwise provided in this Agreement, do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (iii) confess a judgment against the Partnership;

                  (iv) possess Partnership property, or assign its rights in specific Partnership property, for other than a Partnership purpose;

                  (v) admit a Person as a General Partner, except as provided in this Agreement;

                  (vi) admit a Person as Limited Partner, except as provided in this Agreement; or

                  (vii) knowingly perform any act that would subject any Limited
            Partner to liability as a general partner in any jurisdiction.

            (b) Without a Majority Vote of the Limited Partners the General Partner shall not have the authority to:

                  (i) sell or transfer the Partnership's limited partnership interest in any Hotel Partnership to any Person or Persons (other than the granting or subsequent foreclosure of a lien against such interest given to secure any bona fide indebtedness otherwise rightfully incurred);

                  (ii) consent to the Sale by any Hotel Partnership of any Hotel
            Property to any Person or Persons (other than the granting or subsequent foreclosure of a lien against such Hotel Property given to secure any bona fide indebtedness otherwise rightfully incurred);

                  (iii) borrow on behalf of the Partnership and the Hotel
            Partnerships, whether such borrowings are from unaffiliated lenders or from the General Partner or its Affiliates and whether such borrowings are secured or unsecured, an amount which when aggregated with all other indebtedness incurred by the Partnership and Hotel Partnerships exceeds Maximum Indebtedness; or

                  (iv) accept from the General Partner or any of its Affiliates any loan, secured or unsecured, other than an advance or Subordinated Loan made pursuant to Sections 4.06 or 8.02(c).

      8.04 Independent Activities. Neither the General Partner, its Affiliates nor any of their employees shall be required to manage the Partnership as its sole and exclusive function, and it may have other business interests and engage in other activities in addition to those relating to the Partnership, including the rendering of advice or services of any kind to investors in the making or management of other investments or real estate properties. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other investments or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if directly competitive with and damaging to the business of the Partnership, shall not be deemed wrongful or improper. Neither the General Partner nor its Affiliates shall be obligated to present any particular investment opportunity to the Partnership or the Partners even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and the General Partner shall have the right to take such investment for its own account (individually or as a trustee) or to recommend to others any such particular investment opportunity.

      8.05 General Partner or Affiliates Dealing With the Partnership. The General Partner and its Affiliates shall have the right to contract or otherwise deal with the Partnership for the sale of goods or services if:

            (a) compensation for such goods or services is reasonable and is paid only for goods or services actually furnished to the Partnership;

            (b) the goods or services to be furnished shall be necessary to the Partnership;

            (c) the terms for the furnishing of such goods or services shall, in the opinion of the General Partner, be at least as favorable to the

      Partnership as would be obtainable in an arm's length transaction and generally no less favorable than those provided by the General [PARTNER] and its Affiliates to third parties for comparable goods and services in similar market areas;

            (d) the General Partner or its Affiliate shall have been previously engaged in the business of rendering such services or selling or leasing such goods, as an ordinary and ongoing business, and, in the case of any Affiliate providing capital improvement services, offers such services to other Westin hotels besides the Hotel Properties; and

            (e) all services or goods for which the General Partner or an Affiliate is to receive compensation (with the exception of the Management Agreements) shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by Majority Vote of the Limited Partners and is terminable without penalty on sixty (60) days notice.

      8.06 Potential Liability of the General Partner. The General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Partners for any act or omission performed or omitted by the General Partner in good faith on behalf of the Partnership and in a manner reasonably believed by the General Partner to be within the scope of its authority and in, or not opposed to, the best interests of the Partnership.

      8.07 Indemnification of General Partner and its Affiliates.

            (a) Neither the General Partner nor any of its Affiliates shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner for any loss or damage incurred by reason of any act or omission performed or omitted by the General Partner or such Affiliate in good faith either on behalf of the Partnership or in furtherance of the interests of the Partnership and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement or by law or by the Consent of the Limited Partners in accordance with the provisions of this Agreement, provided that the General Partner or such Affiliate was not guilty of negligence, misconduct or any other breach of fiduciary duty with respect to such act or omission.

            (b) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, (including any action by or in the right of the Partnership), by reason of any act or omission or alleged act or omission arising out of such Person's activities as a General Partner or as an officer, director, shareholder or Affiliate of the General Partner if such activities were performed in good faith either on behalf of the Partnership or in furtherance of the interests of the Partnership, and in a manner reasonably believed by such Person to be within the scope of the authority conferred by this Agreement or by law or by the Consent of the Limited Partners in accordance with the provisions of this Agreement, against losses, damages or expenses for which such Person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Person in connection with such action, suit or proceeding so long as such Person was not guilty of negligence, misconduct or any other breach of fiduciary duty with respect to such acts or omissions, provided that the satisfaction of any indemnification and any holding harmless shall be from and limited to Partnership assets and no Limited Partner shall have any personal liability on account thereof, and provided that such an indemnification of an Affiliate shall be limited to losses, damages or expenses to which the Affiliate is subject because it has performed a fiduciary obligation of the General Partner on behalf of the General Partner.

            (c) The Partnership shall not pay the premiums or incur any expenses concerning that portion of liability insurance which insures the General Partner or any of its Affiliates for any liability as to which the General Partner may not be indemnified pursuant to this Section 8.07.

            (d) Notwithstanding subsections (a), (b) and (c) above, neither the General Partner nor its Affiliates nor any person acting as broker-dealer in connection with the offering of Interests pursuant to the Prospectus shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless such activities were performed in good faith either on behalf of the Partnership or in furtherance of the interests of the Partnership, and in a manner reasonably believed by such Person to be within the scope of the authority conferred by this Agreement or by law or by the Consent of the Limited Partners in accordance with the provisions of this Agreement and
      (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, provided that a court approves indemnification of litigation costs; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
      (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Any Person seeking indemnification pursuant to this Section 8.07 will apprise the court of the positions of the Securities and Exchange Commission and appropriate state securities commissions with respect to indemnification for securities laws violations before seeking court approval for indemnification.

      8.08 Right of Notice and Opportunity to Purchase. Notwithstanding anything in this Agreement to the contrary, in the event that, as a result of expulsion pursuant to Section 10.02, neither Westin Realty nor any of its Affiliates is a General Partner, then the General Partner shall have the following additional obligations and duties:

            (a) If the Partnership determines with respect to a Partnership's interest in a Hotel Partnership or a Hotel Partnership determines with respect to a Hotel Property, including in either case any offer to purchase by the General Partner or any of its Affiliates, that it will offer to sell, solicit offers to purchase, including engaging any sales broker for the purpose of making or soliciting offers, or negotiate with any Person in respect of such offer or solicitation (a "Solicited Offer"), then the General Partner shall notify Westin in writing of its intention, or the intention of the Hotel Partnership, prior to making any offer to sell or commencing any such solicitation or negotiation. For purposes of this Section 8.08(a), a Solicited Offer shall be subject to the provisions of Section 8.08(b) below.

            (b) If the Partnership receives from any Person or Persons, other than Westin or any of its Affiliates, a bona fide offer to purchase the Partnership's limited partnership interest in a Hotel Partnership, or a Hotel Partnership receives a bona fide offer to purchase such Hotel Partnership's Hotel Property, then the General Partner shall

                  (i) notify Westin Hotel Company ("Westin") in writing of the details of the terms and conditions of the offer, including the name of the offeror, upon receipt of such offer; and

                  (ii) except in the case of a Solicited Offer, afford Westin, or any of its Affiliates, the opportunity to submit its own offer within 45 days of receipt of such notice or 48 hours prior to the time the Partnership or Hotel Partnership must respond to such offer, whichever date is earlier, but in no event less than 72 hours following receipt of such notice; or

                  (iii) in the case of a Solicited Offer, afford Westin, or any of its Affiliates, the opportunity to submit its own offer within 45 days of receipt of such notice or 48 hours prior to the time the Partnership or Hotel Partnership must respond to such offer, whichever date is earlier, but in no event less than 30 days following receipt of such notice; provided, however, that if such Solicited Offer is by the General Partner, or any of its Affiliates, Westin, or any of its Affiliates, will have not less than 90 days from receipt of such notice to submit its own offer; provided further, however, that if Westin Realty Corp. shall have been removed for cause based on fraud or on intentional or knowing unlawful conversion of Partnership assets for its own use, any Solicited Offer from the General Partner or any of its Affiliates will be deemed not to be a Solicited Offer, and the rights of Westin and its Affiliate will be governed by Section 8.08(b)(ii) above.

      If the Partnership shall have received an offer and notified Westin thereof as provided in clause (i), the Partnership shall not be precluded by the provisions of this subsection (b) from soliciting or continuing to solicit, or receiving or continuing to receive, other offers from any Person (whether in response to the original offer, or an offer from Westin or any of its Affiliates, or an offer from any other Person or otherwise); provided, however, that any offer in addition to the offers of which Westin was notified as provided in clause (i) shall be subject to the provisions of this subsection (b).

            (c) The General Partner shall not accept any offer and shall not Consent to the acceptance of any offer by a Hotel Partnership, other than from Westin or any of is Affiliates, unless the General Partner has complied with the provisions set forth in subsection (a) and (b). If such conditions have been complied with and either (i) the General Partner, in the exercise of its fiduciary duty, determines that the final offer by Westin or its Affiliates is not the offer most favorable to the Partnership and is not in the best interest of the Partnership, or (ii) Westin and its Affiliates shall have failed to respond within the time provided for in subsection (b), or (iii) Westin and its Affiliates shall have waived in writing their rights under this Agreement, then the Partnership shall be free to sell such interest in the Hotel Partnership or Consent to the sale of the Hotel Property by the Hotel Partnership, as the case may be, to the Person or Persons on the terms and at the price specified in such offer. If such purchase and sale is not thereafter consummated with the Person or Persons who submitted the offer and on the basis of the terms and at the price originally proposed at the time stated in the offer, if any, or if not so stated, within 120 days from the date of acceptance, then Westin's rights as set forth in this Section shall apply to any new offer or any different terms or the submission of the same offer by any other Person or Persons.

      8.09 Power of Attorney.

            (a) Each Partner hereby irrevocably appoints the General Partner, with full power of substitution, as its true and lawful attorney-in-fact, with full power and authority to make, execute, acknowledge, publish and file:

                  (i) any amendments to this Agreement or to the Certificate pursuant to the Act and the laws of any state in which such documents are required to be filed;

                  (ii) any certificates, instruments and documents as may be requested by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business;

                  (iii) any other instrument which may be required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file;

                  (iv) any documents which may be required to effect the
            continuation of the Partnership, the admission of Substituted Limited Partners, the dissolution and termination of the Partnership pursuant to the terms of this Agreement, or the surrender of any rights or the assumption of any additional responsibilities by the General Partner; and

                  (v) any document which may be required to effect an amendment to this Agreement to correct any mistake, omission or inconsistency, or to cure any ambiguity herein, to the extent such amendments are permitted by Section l4.01(d) hereof.

            (b) The foregoing grant of authority:

                  (i) is a special power of attorney, coupled with an interest, and shall survive the death of any Partner;

                  (ii) may be exercised by the General Partner for each and
            every Partner acting as attorney-in-fact for each and every Partner; and

                  (iii) shall survive the delivery of an assignment by a Limited
            Partner of all or any portion of its Interest and shall be fully binding upon such Limited Partner's assignee; except that the power of attorney shall survive such assignment with respect to the assignor Limited Partner for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect the admission of the assignee of such Interest as a Substituted Limited Partner.

9.    STATUS OF LIMITED PARTNERS.

      9.01 Limited Liability. No Limited Partner shall be personally liable for any debts, liabilities or obligations of the Partnership, whether to the Partnership, or to any of the Partners, or to creditors of the Partnership, beyond the amount contributed and required to be contributed by the Limited Partner to the capital of the Partnership, the Limited Partner's share of the accumulated but undistributed profits of the Partnership and the amount of any distribution (including the return of any Capital Contribution) made to the Limited Partner that must be returned to the Partnership pursuant to applicable state law.

      9.02 Rights of Limited Partners. No Limited Partner, as such, shall take any part in or interfere in any manner with the management and control of the business of the Partnership, nor shall any Limited Partner, as such, transact any business for the Partnership or have any authority or power to sign for or bind the Partnership or the General Partner. Subject to the restrictions of
Section 9.03, the following actions may be taken by the Partnership if approved by a Majority Vote of the Limited Partners or such greater vote as may be indicated:

            (a) amend this Agreement, except as provided in Section 14.02 hereof;

            (b) approve certain sales or borrowings by the Partnership as provided in Section 8.03(b);

            (c) approve the transfer of the General Partner's Interest as provided in Section 10.01;

            (d) expel the General Partner or any successor General Partner with or without cause;

            (e) elect a new General Partner or General Partners upon the adjudication of incompetency, expulsion, withdrawal, death or dissolution of the General Partner or any successor General Partner;

            (f) expel a general partner of a Hotel Partnership with or without cause in accordance with the terms of the Agreement of Limited Partnership of the Hotel Partnership;

            (g) elect to dissolve the Partnership; and

            (h) upon submission to the General Partner by Limited Partners owning ten percent (10%) or more of the Units of any matter upon which Limited Partners may vote pursuant to this Agreement, the General Partner shall, within fifteen (15) days of such submission, submit such matter to the Limited Partners as a whole for a vote. Included in such submission shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. The General Partner will provide proxies or written consent forms which specify a choice between approval and disapproval of each matter to be acted upon by such vote, and Limited Partners shall return such proxies or consents within thirty (30) days. A majority in interest of the Limited Partners entitled to vote shall constitute a quorum for purposes of any such vote. All expenses of the voting and such notification shall be borne by the Partnership.

      9.03 Restrictions on Powers. Notwithstanding Section 9.02 hereof, no Limited Partner shall have the authority or power to act on behalf of, or to bind, the Partnership, the General Partner or any Limited Partner, and no Limited Partner shall have the right to take any action which would extend the term of the Partnership, change the Partnership to a general partnership, change the limited liability of the Limited Partners or affect the partnership status of the Partnership for federal income tax purposes. Nor shall the Limited Partners have the right to enlarge the General Partner's or any of its Affiliate's obligation to make Capital Contributions beyond that set forth in
Section 4.01 or diminish (i) the rights of the General Partner or its Affiliates with respect to the General Partner's interest in the Partnership including the General Partner's interest in Net Cash Flow as set forth in Section 7.02 and Sale or Refinancing Proceeds as set forth in Sections 7.04 and 7.05, (ii) the fees and compensation payable to the General Partner and its Affiliates as set forth in Article 6 hereof, (iii) the right to notice and opportunity to purchase granted to Westin Hotel Company under Section 8.08 or (iv) other benefits to which the General Partner or its Affiliates are entitled under the provisions of this Agreement, without the Consent of the affected General Partner or affected Affiliate.

      9.04 Relationship with the General Partner. No Limited Partner shall have an interest in the individual assets of the General Partner or its Affiliates or in the proceeds of any sales of the assets of the General Partner or its Affiliates by virtue of acquiring or owning an Interest in the Partnership.

      9.05 Effect of Bankruptcy, Death or Incompetency of a Limited Partner. The bankruptcy, death, dissolution, termination or adjudication of incompetency of a Limited Partner shall not cause the termination or dissolution of the Partnership and the business of the Partnership shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such

Limited Partner for the purpose of settling or managing its estate or property, or to assign all or any part of its Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substituted Limited Partner.

10.   CHANGES IN GENERAL PARTNER AND TRANSFERS OF ITS INTERESTS

      10.01 Sale or Transfer of the General Partner's Interest. If the General Partner desires to sell or transfer its Interest in the Partnership to a Person who is not a General Partner, such transfer shall be permitted if, and only if, the proposed transferee is approved as a successor General Partner as follows:

            (a) the proposed transfer and transferee has been approved by Majority Vote of the Limited Partners, unless the transferee is an Affiliate of the General Partner in which case no such approval of the Limited Partners shall be required;

            (b) the provisions of Section 10.03, if applicable, shall have been satisfied; and (c) the provisions of clauses (a) through (d) of Section
      10.05 shall have been satisfied.

      10.02 Expulsion of the General Partner.

            (a) The General Partner may be expelled from the Partnership with or without cause by Majority Vote of the Limited Partners. Limited Partners owning ten percent (10%) or more of the Units shall have a right to propose to the Limited Partners the question of expulsion.

            (b) Written notice of the proposal of expulsion and expulsion of the General Partner shall be served upon the General Partner by certified or registered mail, return receipt requested, or by personal service. The notice shall set forth the day upon which the expulsion is to become effective, which date shall not be less than sixty (60) days after the service of the notice upon the General Partner.

            (c) The General Partner expelled pursuant to this Section shall not have any right to participate in the management or affairs of the Partnership upon the effective date of the expulsion.

            (d) In the event the expelled General Partner is the sole General Partner, the Limited Partners, by Majority Vote of the Limited Partners, shall obtain a substitute General Partner, who shall satisfy the conditions set forth in clauses (a) through (d) of Section 10.05.

            (e) If the General Partner shall have been expelled for cause based on fraud or on international or knowing unlawful conversion of Partnership assets for its own use, the substitute General Partner shall have the right to purchase the Interest of the expelled General Partner at its then fair market value. The fair market value of such Interest shall be determined by negotiation between the expelled General Partner and the substitute General Partner. If they are unable to reach an agreement on the fair market value of the Interest within sixty (60) days following the giving of the notice to the expelled General Partner, the valuation issue shall be submitted to a committee composed of three appraisers, one chosen by the expelled General Partner, one chosen by the substitute General Partner and the third chosen by the two appraisers so chosen. If the substitute General Partner fails to give the expelled General Partner written notice within sixty (60) days of becoming a General Partner of the substitute General Partner's intent to exercise its right hereunder, or such right is waived or the expelled General Partner's Interest is not subject to sale under this subsection (e), then the expelled General Partner shall retain its share of Taxable Income or Taxable Loss, Net Cash Flow and Sale or Refinancing Proceeds under this Agreement, but shall not have any right to participate in the management or affairs of the Partnership.

      10.03 Withdrawal of General Partner. The General Partner may not withdraw from the Partnership without Majority Vote of the Limited Partners; provided, however, that the General Partner may substitute in its stead as General Partner any Person which is an Affiliate of Westin Hotel Company and shall have acquired, by merger, consolidation or otherwise, substantially all of its assets or stock and succeeded to and continued its business if (a) such Person has a net worth comparable to that of the General Partner and (b) the conditions set forth in Section 10.05 shall have been satisfied.

      10.04 Continuing Liability. In the event the General Partner withdraws from the Partnership or sells, transfers or assigns its entire Interest in the Partnership pursuant to the provisions of this Agreement, the General Partner shall be, and shall remain, liable for all obligations and liabilities incurred by the General Partner prior to the effective date of such occurrence and shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after such effective date.

      10.05 Admission of Additional General Partner. The General Partner may, at any time, designate additional Persons to be General Partners; provided that the Interests of the Limited Partners shall not be affected thereby. Any such additional Person shall become an additional General Partner only upon meeting the following conditions:

            (a) the designated Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

            (b) the designated Person shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by all the terms and conditions of this Agreement;

            (c) counsel for the Partnership, at the expense of the General Partner, shall have rendered an opinion that the admission of the designated Person is in conformity with the Act and that none of the actions taken in connection with the admission of the designated Person will cause the termination or dissolution of the Partnership or will cause it to be classified other than as a partnership for federal income tax purposes; and

            (d) any required or appropriate amendments and filings required under the Act shall have been properly made.

Each Limited Partner hereby Consents to the admission of any successor or additional General Partner pursuant to Section 10.03 or this Section 10.05 and no further Consent or approval shall be required.

      10.06 Effect of Bankruptcy, Death, Dissolution, Incompetency, Withdrawal or Expulsion of a General Partner.

            (a) In the event of the death, dissolution, adjudication of incompetency, withdrawal or expulsion of a General Partner, the business of the Partnership shall be continued by the remaining General Partner or General Partners, if any, or if there is no remaining or successor General Partner of General Partners, the Partnership shall be dissolved and liquidated unless within ninety (90) days all the Limited Partners vote to continue the Partnership business and designate a new General Partner pursuant to Section 10.05 and effective as of the date of such event. The Partnership shall not be dissolved and liquidated in the event of the bankruptcy of a General Partner unless then required under Section 13.01 below, For purposes of this Agreement, the "bankruptcy" of a General Partner shall be deemed to have occurred if any of the events set forth in Sec. 17-402(4) or any successor section of the Act occurs.

            (b) Upon the death, dissolution, adjudication of incompetency or withdrawal of a General Partner, such General Partner shall immediately cease to be a General Partner, and the Interest of the General Partner may be sold or transferred only in accordance with the provisions and the procedures of Section 10.01 hereof. In the event such Interest is not sold or transferred in accordance with these procedures, the Interest of such General Partner shall be treated as the Interest of an expelled General Partner and shall be subject to all the provisions and procedures of
      Section 10.02 hereof.

11. TRANSFER OF LIMITED PARTNERS' INTERESTS; ADMISSION OF SUBSTITUTED LIMITED PARTNERS

      11.01 Transfer of Interests.

            (a) No sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation or other disposition ("transfer") of a Limited Partner's Interest in the Partnership, whether voluntary or involuntary, shall be valid or effective, and the Partnership shall not be obligated to recognize for any purpose any purported transfer, if in the opinion of counsel to the Partnership it would be likely to:

                  (i) violate the registration requirements of the Securities
            Act of 1933, as amended;

                  (ii) violate the laws of any state, or the rules or
            regulations of any government agency (including those relating to suitability standards), applicable to such transfer;

                  (iii) cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes;

                  (iv) result in the Partnership's being considered to have
            terminated within the meaning of Section 708 of the Code; or

                  (v) result in the inability of a Hotel Partnership to obtain or continue in effect any license permitting the service or sale of alcoholic beverages in the Hotel Property.

Prior to any voluntary transfer, the transferring Limited Partner or its representative must provide sufficient information to permit counsel to the Partnership to make a determination that the transfer does not violate the provisions of this subsection (a).

            (b) The General Partner may suspend transfers if and when any such transfer would result in the transfer of 40% or more of the Interest in the Partnership when added to the total of all other sales or exchanges of Interest within the preceding twelve months.

            (c) Any transfer of an Interest of a Limited Partner shall be recognized by the Partnership as of the last business day of each calendar quarter during which the Partnership receives instruments of transfer and the payment of all transfer taxes.

            (d) No Limited Partner shall transfer all or any portion of its Interest except as permitted in this Article 11. In the event of any authorized transfer which shall result in multiple ownership of any Limited Partner's Interest, the General Partner may require one or more trustees or nominees to be designated to represent the entire Interest for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement and exercising all rights which such transferees have pursuant to this Agreement.

            (e) Any successor to a Limited Partner or transferee of a Limited Partner's Interest hereunder shall be bound by the provisions of this Agreement. Prior to recognizing any assignment of a Limited Partner's Interest that has been transferred in accordance with this Section 11.01, the General Partner may require the transferring Limited Partner to execute and acknowledge a written instrument of assignment in form and substance satisfactory to the General Partner. Any assignee who is not a Partner at the time of the assignment shall be entitled to the allocations and distributions attributable to the Interest assigned to it and to transfer and assign such Interest in accordance with the terms of this Agreement; provided, however, such assignee shall not be entitled to the other rights of a Limited Partner until it becomes a Substituted Limited Partner. Notwithstanding the above, the Partnership and the General Partner shall incur no liability for allocations and distributions made in good faith to the transferring Limited Partner until the written instrument of assignment has been received by the Partnership and recorded on its books and the effective date of the assignment has passed.

      11.02 Assignment; Substituted Limited Partners.

            (a) Subject to the provisions of subsection (b) below, no assignee of a Limited Partner's Interest is entitled to become a Substituted Limited Partner until:

                  (i) The General Partner shall have given its prior written consent, which consent may be withheld in its absolute discretion;

                  (ii) the transferring Limited Partner and the assignee shall have executed and acknowledged such other instrument or instruments as the General Partner may deem necessary or desirable to effect such admission;

                  (iii) the assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement as the same may have been amended; and

                  (iv) the assignee shall pay or obligate itself to pay, as the
            General Partner may require, all reasonable expenses connected with its admission as a Substituted Limited Partner.

            (b) The General Partner hereby consents to the admission of any of the transferees listed below of a Limited Partner's Interest in the Partnership not otherwise prohibited by Section 11.01(a):

                  (i) to any General Partner;

                  (ii) to any person by gift, bequest or other transfer without consideration;

                  (iii) to a spouse or former spouse pursuant to an agreement for division of community property or other property settlement agreement in the event of a marital dissolution of legal separation;

                  (iv) to any parent, subsidiary or other corporation whose
            ultimate stockholders are the same as the stockholders of a corporate Limited Partner;

                  (v) by court order, to any trustee, receiver or creditor upon the bankruptcy of a Limited Partner; or

                  (vi) to any guardian or conservator appointed by a court order upon an adjudication of incompetency of a Limited Partner.

            (c) As soon as practicable after the last business day of each calendar quarter, the General Partner shall amend the books and records of the Partnership in order to admit to the Partnership as Substituted Limited Partners all Persons entitled to such admission, as provided by this Section 11.02, who had not therefore been admitted to the Partnership, and to reflect the withdrawal from the Partnership, and termination of the Interest, of Limited Partners who have transferred their entire Interest. The admission of any Person as a Limited Partner shall be effective upon the amendment of the books and records of the Partnership to show such admission.

            (d) For the purpose of allocating Taxable Income and Taxable Loss, a Person shall be treated as having become, and is appearing in the records of the Partnership as, a Limited Partner on such date as a transfer to such Person was recognized by the Partnership pursuant to Section 11.01(c). Until a Person entitled to admission to the Partnership as a Substitute Limited Partner pursuant to Section 11.02(a) and (b) shall be admitted to the Partnership pursuant to Section 11.02(c), such Person shall be entitled to all the rights of an assignee of limited partnership interests under the Act.

            (e) Any Limited Partner who shall transfer all of his Interest shall cease to be a Limited Partner of the Partnership.

            (f) The transfer of a Limited Partner's interest or any part thereof pursuant to Section 11.01 and the admission of a Substituted Limited Partner pursuant to this Section 11.02 shall not be cause for dissolution of the Partnership.

      11.03 Joint Ownership of Interest. An Interest of a Limited Partner may be acquired by two or more individuals as joint tenants with right of survivorship or, to the extent permitted under local law, as tenants in common, tenants by the entireties or as community property. Any Consent of the Limited Partner under the Agreement shall require the action or vote of all owners of any such jointly-held Interest, unless a Consent that allows less than all of such owners to act or vote for all has been executed by those owners not acting or voting. Upon the death of one owner of an Interest held by joint tenants with right of survivorship or by tenants by the entireties, such Interest shall become owned solely by the survivor or survivors as Limited Partners and not as assignees. The Partnership need not recognize the death of one of the owners of an Interest held by joint tenants with right of survivorship or tenants by the entireties until it shall have received notice of such death. Upon the death of one owner of an Interest held by tenants in common, such decedent's Interest shall pass to the decedent's heirs. Subject to the restrictions set forth in
Section 11.01, upon request to the General Partner by any owner of a jointly-held Interest, the General Partner shall cause such Interest to be divided into as many equal Interests as there are owners of such jointly-held Interest, which shall thereafter be owned by each of the former owners.

12.   BOOKS, RECORDS, ACCOUNTING, TAX ELECTIONS AND BANKING.

      12.01 Books and Records. The books and records of the Partnership shall be maintained on an accrual basis in accordance with generally accepted accounting principles. These and all other records of the Partnership, including information relating to the status of the Partnership's property, information with respect to the sale by the General Partner or any of its Affiliates of goods or services to the Partnership, and a list of the names and addresses of all Limited Partners, shall be kept at the principal office of the Partnership and shall be available for examination and photocopying there by any Partner or its duly authorized representatives, at any reasonable time. Any Partner, or its duly authorized representative, upon Notification to the General Partner and upon praying the costs of the collection, duplication and mailing, shall, for a valid business purpose relating to the conduct of the Partnership's business, be entitled to a copy of the list of names and addresses of all other Partners or, at the discretion of the General Partner, to access to the list of names and addresses of all other Partners.

      12.02 Custody of Partnership Funds; Bank Accounts.

            (a) The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership whether or not in the immediate possession or control of the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person, and the General Partner shall not employ such funds in any manner except for or the benefit of the Partnership.

            (b) All funds of the Partnership not otherwise invested pursuant to
      Section 8.02(a)(x) shall be deposited in one or more accounts maintained in such banking institutions as the General Partner shall determine or shall be invested in short-term liquid securities or shall be left in escrow, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may, from time to time, determine.

      12.03 Accountants. The accountants for the Partnership shall be such firm or firms of certified public accountants as shall be selected by and approved by the General Partner. The accountants, Westin Hotel Company or its Affiliates shall prepare for execution by the General Partner all federal income tax returns of the Partnership.

      12.04 Reports to Partners. The General Partner shall prepare and distribute to the Limited Partners the following reports:

            (a) within seventy-five (75) days after the end of the fiscal year, such information as shall be necessary for the preparation by the Partners of their federal income tax returns;

            (b) within one hundred twenty (120) days after the end of each fiscal year of the Partnership, an annual report, including financial statements satisfying the requirements of Form 10-K under the Securities Exchange Act of 1934, if required to be filed with the Securities and Exchange Commission, certified by independent public accountants and a report (which shall be audited) setting forth the amount of fees and other compensation and remuneration paid by the Partnership for that year to the General Partner and its Affiliates;

            (c) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Partnership, a quarterly report containing the information required by Form 10-K under the Securities Exchange Act of 1934, if required to be filed with the Securities and Exchange Commission, and a report in narrative form describing dealings between the Partnership and General Partner or its Affiliates, including (i) any new contract arrangement entered into by the Partnership and the General Partner or its Affiliates during the period then ended and (ii) the amount of all fees and other compensation and distribution paid by the Partnership for such period to the General Partner or any of its Affiliates;

            (d) such additional reports as the General Partner in its sole discretion may deem appropriate; and

            (e) in the event that the Partnership is not required to file reports under the Securities Exchange Act of 1934, the General Partner shall prepare and distribute to the Limited Partners (instead of the reports required by paragraphs (b) and (c) of this Section 12.04), (i) within one hundred twenty (120) days after the end of each fiscal year of the Partnership, an annual report setting forth distributions to the Limited Partners for the year then ended, and separately identifying distributions from Net Cash Flow and Sale or Refinancing Proceeds, and containing (A) a balance sheet as of the end of the fiscal year and statements of income, Partners' equity and changes in financial position (which shall be audited) and a cash flow statement for the year then ended; (B) a report of the activities of the Partnership during the year then ended; and (C) for the years 1986 and 1987, a table comparing actual results to the financial forecast appearing in the Prospectus; and (ii) within 45 days of the end of each fiscal quarter, a report containing unaudited financial information for such quarter and a report in narrative form including the information set forth in paragraph (c) of this Section 12.04.

            Within the scope of the annual audited report of the fees and other compensation and remuneration paid by the Partnership to the General Partner and its Affiliates to be prepared pursuant to paragraph (b) of this Section 12.04, the independent certified public accountants shall verify the allocation of reimbursable costs to the Partnership. The method of verification shall at a minimum provide (i) a verification of the time records of individual employees, the costs of whose services were reimbursed and (ii) a verification of the specific nature of the work performed by each such employee. The method of verification shall be in accordance with generally accepted auditing standards and shall accordingly include such tests of the accounting records and such other auditing procedures that the General Partner's or the Affiliate's independent certified public accountants consider appropriate in the circumstances. The additional costs of such verification will be itemized by such accountants and may be reimbursed to the General Partner or an Affiliate by the Partnership in accordance with Section 6.02 only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services.

      12.05 Fiscal Year. The fiscal year of the Partnership is the calendar year.

      12.06 Tax Elections.

            (a) All elections under the Code with respect to the reporting of allowable deductions of the Partnership shall be made and determined in accordance with the method deemed by the General Partner to be in the best interests of the Partnership.

            (b) In the event of a transfer of all or any part of the Interest of the General Partner or of a Limited Partner, the Partnership may elect, pursuant to Sections 743 or 754 of the Code (or any corresponding provisions of succeeding law), to adjust the tax basis of the Partnership property. However, notwithstanding an election pursuant to Section 754 having been made with respect to the Interest of any Partner, the balances shall, for all purposes of this Agreement, be made without taking into account adjustments resulting from such election and such adjustments shall only be taken into account on the income tax returns of the Partners affected thereby.

13.   SALE, DISSOLUTION AND LIQUIDATION.

      13.01 Dissolution of Partnership. The Partnership shall be dissolved upon the earliest to occur of:

            (a) the expiration of the term of the Partnership;

            (b) the withdrawal, expulsion, death, dissolution or adjudication of incompetency of a General Partner who is at that time the sole General Partner, subject to the right of the Partners to continue the Partnership pursuant to Section 10.06 hereof;

            (c) the dissolution of both Hotel Partnerships and final liquidation of their assets, or the Sale of substantially all of the Partnership's assets and collection of all the proceeds therefrom;

            (d) the election to dissolve the Partnership by Majority Vote of the Limited Partners; and

            (e) any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

      13.02 Winding Up and Distribution.

            (a) Upon the dissolution of the Partnership pursuant to Section 13.01, the Partnership business shall be wound up and its assets liquidated as provided for herein and the net proceeds of such liquidation shall be distributed in accordance with the definition of Sale or Refinancing Proceeds and the provisions of Section 7.05. The liquidation and winding up shall be under the direction of the General Partner. If there shall not then be any General Partner. Limited Partners by Majority Vote of the Limited Partners may designate a Person to assume responsibility for the liquidation and winding up of the Partnership. The Person or Persons who assume such responsibility (whether they be the General Partner or not) are referred to herein as "the Liquidator."

            (b) The Liquidator shall file all certificates and notices of the dissolution of the Partnership at such times and in such places as are required by law. The Liquidator shall proceed without any unnecessary delay to sell, subject to Section 8.08, if applicable, and otherwise liquidate the Partnership's property and assets; provided, however, if the Liquidator shall determine that an immediate sale of part or all of the Partnership property would cause undue loss to the Partners, the Liquidator may defer the liquidation unless prohibited from doing so by applicable law. Upon the complete liquidation and distribution of the Partnership assets, the Partners shall cease to be Partners of the Partnership, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by the law to terminate the Partnership. The Liquidator in its discretion may retain an amount as a cash reserve for contingent expenses and liabilities of the Partnership after complete liquidation. Any funds remaining in such cash reserve one year from the date the Certificate of Dissolution is filed shall be distributed to the Partners in accordance with Section 7.05.

            (c) Upon the dissolution of the Partnership pursuant to Section 13.01, the accountants for the Partnership shall promptly prepare, and the Liquidator shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership upon its dissolution. Promptly following the complete liquidation and distribution of the Partnership property and assets, the Partnership's accountants shall prepare, and the Liquidator shall furnish to each Partner, a statement showing the manner in which the Partnership assets were liquidated and distributed.

            (d) All expenses incurred in connection with the liquidation and winding up shall be paid as debts of the Partnership and shall have priority over any distribution to be made to the Partners as a result of the liquidation and winding up.

14.   AMENDMENTS.

      14.01 General Provisions.

            (a) Amendments to this Agreement to reflect the designation of a successor or additional General Partner or the withdrawal or expulsion of the General Partner or to correct an ambiguity, mistake, omission or inconsistency in the Agreement, or to make any change required by the Securities and Exchange Commission or any state securities or "blue sky" commission, shall be made at the time and in the manner referred to in
      Section 14.03. Any other amendments to this Agreement, except for those within the General Partner's power of attorney under Section 8.09, may be proposed in the following manner:

                  (i) by the General Partner, who shall give notice to the
            Limited Partners of the context of such amendment and a statement of the purpose of such amendment; or

                  (ii) by Limited Partners owning ten percent (10%) or more of the Units, who shall submit to the General Partner the text of such proposed amendment, together with a statement of the purpose of such amendment. The General Partner shall, within twenty (20) days after receipt of any proposal under this subsection (ii), give notice to all Limited Partners of such proposed amendment and such statement of purpose, together with the views, if any, of the General Partner with respect to such proposed amendment (including whether such proposed amendment is permitted by the Act, will impair the limited liability of the Limited Partners, or will adversely affect the classification or cause the termination of the Partnership as a partnership for federal income tax purposes).

            (b) Amendments proposed pursuant to Section 14.01(a) above, subject to the provisions of Section 14.03, shall be adopted if approved by a Majority Vote of the Limited Partners.

            (c) The General Partner shall, within a reasonable time after the adoption of any amendment to this Agreement, make any official filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any amendment to the Certificate.

            (d) Amendments to correct any mistake, omission or inconsistency, to cure any ambiguity in the Agreement or to reflect the surrender of any rights or the assumption of any additional responsibilities by the General Partner may be made by the General Partner without obtaining the prior Consent of the Limited Partners; provided, however, no such amendment shall be permitted if it would have a material effect upon the rights, obligations and duties of the Limited Partners hereunder.

      14.02 Limitations on Amendments. Notwithstanding the provisions of Sections 9.02(a) and 14.01, no amendment to this Agreement may:

            (a) enlarge the obligations of any Partner under this Agreement or convert the Interest of any Limited Partner into the Interest of a General Partner or modify the limited liability of any Limited Partner without the Consent of such Partner;

            (b) modify (i) the fees and compensation payable to the General Partner and its Affiliates as provided in Article 6 without the Consent of the General Partner; (ii) the order and method provided in Article 7 for allocation of Taxable Income and Taxable Loss and distributions of Net Cash Flow and Sale or Refinancing Proceeds of the Partnership without the Consent of the Partner adversely affected; (iii) the right to notice and opportunity to purchase granted Westin Hotel Company, or its assigns, in
      Section 8.08 without the Consent of Westin Hotel Company; or (iv) the right of the General Partner and its Affiliates and their employees to engage in other activities pursuant to Section 8.04 without the Consent of the General Partner; or

            (c) amend this Section without the Consent of all Partners.

      14.03 Amendments on Admission or Withdrawal of a General Partner.

            (a) Amendments to reflect the designation of a successor or additional General Partner shall be adopted if the conditions specified in
      Section 10.01 or Section 10.05, as the case may be, shall have been satisfactorily complied with and the amendment shall have been signed by the General Partner and by such successor or additional General Partner.

            (b) Amendments to reflect the withdrawal or expulsion of the General Partner, if the business of the Partnership is continued, shall be adopted if the conditions specified in Article 10 shall have satisfactorily complied with and the amendment shall have been signed by the substitute or successor General Partner.

15.   GENERAL PROVISIONS.

      15.01 Arbitration. Any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach hereof, except allegations of violations of federal or state securities law, shall, upon the request of any party involved, be submitted to, and settled by, arbitration in the City of Seattle, State of Washington, pursuant to the rules then in effect of the American Arbitration Association (or at any other place or under any other form of arbitration mutually acceptable to the parties so involved). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and counsel's fees, except that in the discretion of the arbitrator any award may include the cost of a party's counsel if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic.

      15.02 Burden and Benefit. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

      15.03 Notification.

            (a) Any Notification to any Limited Partner shall be in writing and given at the address of such Partner set forth in the books and records of the Partnership, or such other mailing address of which such Limited Partner shall advise the General Partner in writing. Any Notification to the Partnership or the General Partner shall be in writing and given at the principal office of the General Partner at The Westin Building, 2001 Sixth Avenue, Seattle, Washington 98121. The General Partner may at any time change the location of its principal office. Notification of any such change shall be given to the Partners on or before the date of any such change.

            (b) Any Notification shall be deemed to have been duly given if personally delivered or sent by United States mails or by telegram or telex confirmed by letter and will be deemed given, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, or by first-class mail, five calendar days after being deposited in the United States mails, postage prepaid, (ii) if sent by United States Express Mail, two calendar days after being deposited in the United States mails, postage prepaid, (iii) if sent by telegram or telex or facsimile transmission, on the date sent provided confirmatory notice is sent by first-class mail, postage prepaid, and (iv) if delivered by hand, on the date of receipt.

      15.04 Method of Giving Consent. Any Consent required by this Agreement maybe given by a writing delivered by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the Consent is solicited, provided that such Consent shall not have been nullified by notice to the General Partner of such nullification by the consenting Partner prior to the doing of the act or thing for which the Consent was solicited.

      15.05 Severability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

      15.06 Miscellaneous. This Agreement, in addition to any and all subscription documents executed by any of the parties, contains all of the representations and the entire contract between the parties hereto. All references to the neuter herein shall include both the masculine and the feminine. The captions and titles preceding the text of each section, together with the table of contents hereof, shall be disregarded in the construction of this Agreement. This Agreement and the rights of the Partners hereunder shall be governed by and construed in accordance with the laws of the State of Delaware. The General Partner shall decide any questions arising with respect to this Partnership which are not expressly provided for herein.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date set forth beside their signatures.

                                     GENERAL PARTNER

                                          WESTIN REALTY CORP.


Dated:  2/18/1987                         By        /s/ Raymond J. Witty
      ---------------                         ---------------------------------
                                                   Name:  Raymond J. Witty
                                                   Title: Vice President

                                          Address:  The Westin Building
                                                    2001 Sixth Avenue
                                                    Seattle, WA  98121


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

                                     LIMITED PARTNERS

                                          By  WESTIN REALTY CORP.
                                              as Attorney-in-Fact

Dated:  2/18/1987                         By        /s/ Raymond J. Witty
      ---------------                         ---------------------------------
                                                   Name:  Raymond J. Witty
                                                   Title: Vice President

                                          Address:  The Westin Building
                                                    2001 Sixth Avenue
                                                    Seattle, WA  98121

                                   SCHEDULE A

                                GENERAL PARTNER:

                           NAME                                 CAPITAL
                                                             CONTRIBUTIONS

Westin Realty Corp...................................             $20

                                LIMITED PARTNERS:

                           NAME                                 CAPITAL
                                                             CONTRIBUTIONS

Limited Partners.....................................         $135,600,000



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